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                                                                    Exhibit 99.1

Titan General Holdings Acquires Interest in Coesen Inc., Holder of Rigid-Flex Manufacturing Patents; Acquisition Solidifies Titans Intellectual Property

         Fremont, CA., March 10, 2003 (Business Wire) Ventures-National Incorporated, dba Titan General Holdings, Inc. (OTCBB:TTGH), a manufacturer of time sensitive, high tech, prototype, and pre-production printed circuit boards, announced today that it closed the acquisition of 33.3% of the issued and outstanding shares of common stock of Coesen, Inc. In consideration for the shares, the Registrant issued thirty thousand (30,000) shares of common stock, par value $0.001 per share, of the Registrant and paid $5,000 in cash, to the seller, Howard Doane. Coesen owns certain patented technology relating to a method of manufacture of rigid-flex printed circuit boards, which was previously licensed perpetually to Eastern Manufacturing Corporation, certain of the assets of which, including the license to the technology, were acquired by Titan in February 2003. In consideration for the license rights to the technology, the Registrant has agreed to pay Coesen a royalty in the amount of 2.0% of revenues derived from the sale of products by the Registrant or its subsidiaries using the technology, payable on a quarterly basis.

         In connection with the acquisition of the Shares, David M. Marks, Chairman of the Registrant, was elected to the Board of Directors of Coesen and Mr. Doane resigned as a director of Coesen. In addition, Mr. Doane and the two other stockholders of Coesen entered into a stockholders agreement with Coesen dated as of March 5, 2003 pursuant to which the stockholders agreed not to take actions not in the ordinary course of business including, without limitation, incurring of indebtedness outside the ordinary course, liquidating or dissolving Coesen, merging or consolidating Coesen with another entity, issuing or redeeming any equity, in each case without the prior written consent of the Registrant.

         David Marks, Chairman of Titan, stated, Our acquisition of the interest in Coesen and the related stockholders agreement with its other stockholders solidifies and secures our unfettered access to exciting intellectual property which Titan now plans to utilize in its expansion to increase its portfolio of products and to differentiate certain of its existing products.

About Ventures National dba Titan General Holdings, Inc (Titan):

o Titan is in the business of PCB manufacturing with capability for expansion to include backplane assembly. Titan is a manufacturer of time sensitive, high tech, prototype, and pre-production printed circuit boards. Beginning in the year 2001, Titan and its predecessors began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt. Titan also obtained customer lists and orders from several of these firms, resulting in new business opportunities. Through the recent completion of these acquisitions, Titan is positioning to become a leading electronics contract quick-turn manufacturer serving the fastest-growing segment of time sensitive manufacturing in the $130 billion global electronics manufacturing services market. Titan has commenced the process of relocating and upgrading its current PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California. Through vertical integration, Titan expects to evolve its service and manufacturing operations while continuing to acquire assets and customers of struggling firms in the PCB sector.

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         Safe Harbor Statement Under the Private Securities Litigation Act 1995
-- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to assumptions relating to the growth in PCB market and that there will be no unanticipated material adverse change in Titan's operations or business. Further information on Titan's risk factors is contained in the Company's Registration Statement on Form SB-2 and its annual report as filed with the Securities and Exchange Commission.